Exhibit 10.41

CREDIT AGREEMENT

THIS AGREEMENT is entered into as of December 14, 2016, by and between AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership ("Borrower"), and BANKERS TRUST COMPANY ("Bank").

RECITALS

Borrower has requested that Bank extend credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I

GENERAL PRINCIPLES AND DEFINITIONS

SECTION 1.1. GENERAL PRINCIPLES. Except as otherwise expressly provided herein or unless the context otherwise requires:

(a)As used in this Agreement, the terms defined in this Article or elsewhere in this Agreement shall have the meanings so assigned to them, and shall include the plural as well as the singular.

(b)All accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles and shall be consistent with those applied in preparation of the financial statements of Borrower referred to in Section 3.5 of this Agreement.

(c)Unless the context indicates otherwise, reference to any Article, Section or Exhibit in this Agreement shall mean such Article or Section hereof or such Exhibit hereto.

(d)"Hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof.

SECTION 1.2. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:

(a)Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations and rules promulgated thereunder.

(b)ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules promulgated thereunder.

(c)Market Value of Assets. "Market Value of Assets" shall mean, with reference to any quarter end, the fair market value of the real estate (Net Fixed Assets including VIE property net value) of Borrower and its subsidiaries as reported in Borrower's 10-Q and 10-K filings or, to the extent such fair market value is not reported in Borrower's 10-Q and 10-K filings, the cost basis of such real estate, and the current market valuation of the bond portfolio (taxable and tax exempt Mortgage Revenue Bonds, Public Housing Capital Fund Trust, and Mortgage Backed Securities) of Borrower and its subsidiaries as reported in Borrower's 10-Q and 10-K filings. "Market Value of Assets" shall also include Taxable Bonds and Property Loans Net of Loan Loss Reserve, provided that the total value of the "Property Loans Net of Loan Loss Reserve" included in the calculation of the "Market Value of Assets" shall not in the aggregate exceed the lesser of: i) $25,000,000; or, ii) 5% of the total Market Value of Assets less "Property Loans Net of Loan Loss Reserve." In addition, "Market Value of Assets" shall also include cash and restricted cash as reported in Borrower's 10-Q and 10-K filings, provided that the total value of cash and restricted cash included in the calculation of "Market Value of Assets"

shall not in the aggregate exceed the principal balance outstanding as of the date of calculation of a line of credit (separate from the Loan) in the maximum principal amount of $7,500,000 provided to Borrower by Bank pursuant to a commitment letter dated March 14, 2014, as amended as of March 14, 2016 and as further amended as of November 14, 2016, and evidenced by a Promissory Note in the amount of $7,500,000 dated November 14, 2016. In addition, "Market Value of Assets" shall also include 65% of the fair market value as reported in Borrower's 10-Q and 10-K form filings of any "Vantage Assets", provided that the total value of any "Vantage Assets" included in the calculation of the "Market Value of Assets" shall not in the aggregate exceed the lesser of: i) $80,000,000; or ii) 10% of the total Market Value of Assets less 65% of the total value of all Vantage Assets, and further provided that no portion of the value of a particular Vantage Asset shall be included in "Market Value of Assets" if any loan associated with the development of such Vantage Asset is in default.

(d)Senior Debt. "Senior Debt" shall mean at any time the sum of all of the following for Borrower and its subsidiaries on a consolidated basis (without duplication): (i) obligations for borrowed money (including but not limited to senior bank debt and senior notes), (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business that are payable on terms customary in the trade), (ill) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations with respect to letters of credit, whether drawn or undrawn, contingent or otherwise, (vi) net mark to market exposure under swaps and other financial contracts, (vii) off-balance sheet liabilities, including synthetic leases, (viii) capitalized lease obligations, (ix) indebtedness attributable to permitted securitization transactions, (x) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles would be shown as a liability on a consolidated balance sheet, and (xi) all guarantees or other contingent obligations with respect to any indebtedness of others of the kind referred to above of Borrower and any subsidiaries, measured on a consolidated basis.

(e)Vantage Asset. "Vantage Asset" shall mean an equity investment by Borrower in an individual "Vantage design" multi-family housing project developed or under development by a Vantage LLC Company.

ARTICLE II

CREDIT TERMS

SECTION 2.1. MULTIPLE ADVANCE TERM LOAN.

(a)Multiple Advance Term Loan. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower, in one or more separate advances, from time to time up to and including March 30, 2017, with the total amount of the advances not exceeding Twenty Million Dollars ($20,000,000) (the "Loan"), provided that the maximum principal amount of the Loan shall be Ten Million Dollars (the "Initial Limit") unless and until Bank arranges for one or more participants to commit to providing up to an additional Ten Million Dollars ($10,000,000) of availability (with any increased limit in an amount of up to $20,000,000 resulting from the commitment of the required participants being referred to herein as the "Increased Limit"). Notwithstanding the face amount of the Note or anything contained herein, the maximum principal amount of the Loan shall be limited to the Initial Limit unless and until Bank provides written notice to Borrower of any Increased Limit. The proceeds of the Loan shall only be used for the purchase by Borrower of taxable or tax exempt mortgage revenue bonds. Each individual advance made on the Loan is herein referred to as an "Acquisition Advance." The parties acknowledge and agree that Borrower intends to repay each Acquisition Advance either through a tender option bond ("T 0B") financing, a tax exempt bond syndication ("TEBS") transaction, or otherwise through securing alternate long term debt or equity financing. Prior to receiving any Acquisition Advance, Borrower shall provide Bank with notice of the proposed acquisition of the particular asset, together with such other information regarding the asset to be acquired with the Acquisition Advance as Bank may require, including but not limited to a proposed closing statement and Borrower's valuation of the asset being acquired. Bank shall not make any Acquisition Advance until all of the following conditions precedent have been satisfied to the Bank's satisfaction: i) Bank shall have reviewed and reasonably confirmed the cost of the acquisition submitted by Borrower; and, ii) Bank shall have received a draw request in the form of Exhibit 2. which shall include Borrower's valuation of the asset being acquired executed by Borrower. Notwithstanding the Maturity Date, in the event any asset acquired by Borrower with an

Acquisition Advance is included as collateral for a TOB or TEBS transaction or any other debt financing transaction undertaken by Borrower, the proceeds of such transaction shall be used to repay such Acquisition Advance. Borrower's obligation to repay advances under the Loan shall be evidenced by a promissory note substantially in the form of Exhibit 2. I(a)(ii) attached hereto (the "Note"), all terms of which are incorporated herein by this reference. The Loan provided for under this Agreement is separate from, and in addition to, the revolving lines of credit provided by Bank under that certain Credit Agreement dated as of May 14, 2015, as amended, and that certain commitment letter dated as of March 14, 2016, as amended (with such other lines of credit provided by Bank to Borrower referred to herein as the "Existing Lines of Credit").

(b)Borrowing and Repayment. The Loan may be advanced in one or more advances up to the total principal amount set forth in Section 2.1(a) above, provided that the Loan is not a revolving loan and any advances repaid shall not be available for reborrowing. As more fully set forth in the Note, accrued interest shall be paid on the Loan monthly on the first day of each month. All outstanding principal and accrued and unpaid interest shall be due and payable in full on March 31, 2017 (the "Maturity Date").

SECTION 2.2. INTEREST/FEES.

(a)Interest. The outstanding principal balance of the Loan shall bear interest in accordance with the terms of the Note.

(b)Arrangement Fee. Prior to or at closing of the Loan, Borrower has paid or will pay an arrangement fee to Bank in the amount of Sixty Thousand Dollars ($60,000.00) (the "Arrangement Fee") in consideration of Bank's arrangement of the Loan.

(c)Commitment Fee. In addition to the previously paid Arrangement Fee, upon execution of this Agreement, Borrower shall pay to Bank a commitment fee in the amount of One Hundred Fifty-Five Thousand Dollars ($ 155,000.00).

SECTION 2.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging any deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 2.4. COLLATERAL. As security for the Loan and all other indebtedness of Borrower to Bank, Borrower shall grant to Bank first priority security interests in the mortgage revenue bonds to be acquired by Borrower with proceeds of the Loan as described on Exhibit 2.4. In addition, as security for the Loan and all other indebtedness of Borrower to Bank, Borrower shall cause its affiliate, Meadowbrook Apartments Limited Partnership, an Ohio limited partnership ("Meadowbrook"), to grant Bank a first priority mortgage lien on that certain parcel of real property owned by Meadowbrook located at 100 Meadowtrail Drive in Highland Heights, Campbell County, Kentucky. At closing of the Loan (or, if permitted by Bank no later than twenty (20) days thereafter), Borrower shall execute and deliver, cause Meadowbrook to execute and deliver, and cause any third parties possessing or controlling any of the collateral to execute and deliver, such security agreements, control agreements, mortgages and other documents, and shall take (and cause Meadowbrook and any other such third parties to take) such other actions, as Bank may require in order to grant and perfect such security interests and liens.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 3.1. LEGAL STATUS. Borrower is a limited partnership, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign partnership, if applicable) in all jurisdictions in which the failure to be so qualified or licensed could have a material adverse effect on Borrower.

SECTION 3.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 3.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Certificate of Limited Partnership or Partnership Agreement of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 3.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge, threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof,

SECTION 3.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated as of December 31, 2015, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 3.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 3.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 3.8. PERMITS FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 3.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA; Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 3.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 3.11. ENVIRONMENTAL MATTERS. Except as disclosed by to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal and state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of

Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. To Borrower's knowledge, none of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

ARTICLE IV

CONDITIONS

SECTION 4.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend the initial advance of credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

(a)Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's legal counsel, which approval shall be evidenced by Bank's execution of this Agreement.

(b)Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)This Agreement, the Note, and the collateral agreements required by Section 2.4 above.

(ii)A current letter or other written statement from Deutsche Bank detailing Borrower's current borrowing availability from Deutsche Bank, confirming Borrower's compliance with all covenants associated with its Deutsche Bank credit facilities, and confirming to Bank's satisfaction that the Deutsche Bank credit facility will be available to fully repay all Acquisition Advances on or before the Maturity Date, which letter or other written statement shall be acceptable to Bank in form and substance, in Bank's sole discretion.

(iii)A pro forma Compliance Certificate detailing the effects of the mortgage revenue bond acquisitions which Borrower intends to accomplish with the proceeds of the Loan, which pro forma Compliance Certificate shall be acceptable in form and substance to Bank, in its sole discretion.

(iv)Certificates in the form attached as Exhibit 4.1 (b)(iv) of an officer of Borrower, of General Partner of Borrower, and of General Partner of the General Partner of Borrower certifying as to the accuracy of Borrower's organizational documents, and the due authorization and execution of the Loan Documents.

(v)Such other documents as Bank may require pursuant to Section 2.1 (a).

(c)Financial Condition. There shall have been no material adverse change, as reasonably determined by Bank, in the financial condition or business of Borrower, nor any material decline, as reasonably determined by Bank, in the market value of a substantial or material portion of the assets of Borrower.

(d)Legal Opinion. Borrower shall have delivered the opinion of its legal counsel dated as of the date of this Agreement opining on such matters as Bank's legal counsel shall require.

SECTION 4.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Banks satisfaction of each of the following conditions:

(a)Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b)Documentation. Bank shall have received all additional documents which may be required pursuant to this Agreement in connection with such extension of credit.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 5.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 5.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 5.3. FINANCIAL STATEMENTS AND FINANCIAL REPORTING. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)not later than 75 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accounting firm registered and in good standing with the Public Company Accounting Oversight Board and otherwise qualified to provide auditing services to public companies, to include a balance sheet, income statement, statement of cash flows, and all supporting schedules and footnotes;

(b)not later than 45 days after the end of each quarter ending March 31, June 30, and September 30, and not later than 75 days after the end of each quarter ending December 31, Borrower's 10-Q or 10-K form, as applicable, which 10-Q or 10-K shall contain a report regarding valuation of, and other information regarding, Borrower's assets, including without limitation supporting information for the valuation of, and project details regarding, each Vantage Asset, and detail regarding any asset that has been re-classified from one asset class to another;

(c)contemporaneously with each 10-Q or 10-K form required hereby, a certificate of the general partner of Borrower that said financial statements and 10-Q or 10-K forms are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default and containing calculations of the Leverage Ratio pursuant to Section 5.9 of this Agreement and similar in form and content to Exhibit 5.3 (a "Compliance Certificate"); and,

(d)from time to time such other information as Bank may reasonably request regarding Borrower.

SECTION 5.4. COMPLIANCE. Preserve and maintain all material licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the material requirements of all laws, rules, regulations and orders of any governmental authority (including but not limited to ERISA and the Code) applicable to Borrower and/or its business.

SECTION 5.5. INSURANCE. Maintain (or cause to be maintained) and keep (or cause to be kept) in force insurance of a type customarily carried by companies similar to that of Borrower, and deliver to Bank from time to time at Bank's reasonable request schedules setting forth all insurance then in effect.

SECTION 5.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, ordinary wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 5.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 5.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $1,000,000.00.

SECTION 5.9. FINANCIAL CONDITION. Maintain Borrower's financial condition (on a consolidated basis with any subsidiaries) as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, with compliance determined on a quarterly basis commencing with Borrower's financial statements for the period ending December 31, 2016:

The ratio of Borrower's Senior Debt to Borrower's Market Value of Assets shall not exceed 75%.

SECTION 5.10. NOTICE TO BANK. Promptly give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $1,000,000.00.

SECTION 5.11. DEPOSIT ACCOUNTS. Maintain all of its primary depository accounts at Bank.

SECTION 5.12. TOB OR OTHER TAKEOUT FINANCING. Maintain at all times a financing facility with a lender to facilitate TOB financings or other refinance options for assets acquired with the proceeds of the Loan.

ARTICLE VI

NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Banks prior written consent, which consent will not be unreasonably withheld or delayed:

SECTION 6.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article Il hereof.

SECTION 6.2. MERGER CONSOLIDATION TRANSFER OF ASSETS. Merge into or consolidate with any other entity; change Borrower's name; change Borrower's organizational structure; permit any change in control of Borrower or permit any change in the current general partner of Borrower; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

SECTION 6.3. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

SECTION 6.4. LOANS ADVANCES INVESTMENTS. Make any loans or advances to or investments in any person or entity (other than with respect to the creation of wholly-owned subsidiaries) outside Borrower's ordinary course of business.

SECTION 6.5. DIVIDENDS DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding in excess of $0.50 per unit or share, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a)Borrower shall fail to pay within 10 days of when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b)Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from delivery of written notice from Bank.

(d)Any default in the payment or performance of any obligation beyond any applicable cure period, or any defined event of default beyond any applicable cure period, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank (and including without limitation the Existing Lines of Credit).

(e)The filing of a notice of judgment lien against Borrower for an amount of $1,000,000.00 or more; or the recording of any abstract of judgment against Borrower for an amount of S 1,000,000.00 or more in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower for an amount of $1,000,000.00 or more.

(f)Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 1 1 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(g)The dissolution or liquidation of Borrower; or Borrower, or any of its, partners, directors, stockholders or members, shall take action seeking to affect the dissolution or liquidation of Borrower.

SECTION 7.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 8.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER: America First Multifamily Investors, L.P.

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

Attention: Craig S. Allen, Chief Financial Officer

BANK: Bankers Trust Company 14301 FNB Parkway, Suite 200

Omaha, Nebraska 68154

Attention: Donald M. Shiu, Senior Vice President

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; and (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

SECTION 8.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

SECTION 8.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents in minimum amounts of $250,000.00. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

SECTION 8.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 8.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 8.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 8.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 8.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

	By:	BURLINGTON CAPITAL LLC, a Delaware limited liability company, its general partner

		By:	/s/ Craig S. Allen
			Name:	Craig S. Allen
			Title:	Chief Financial Officer

BANKERS TRUST COMPANY

By:	/s/ Donald M. Shiu
Donald M. Shiu, Senior Vice President

EXHIBIT 2.1 (a)(i)

AMERICA FIRST MULTIFAMILY INVESTORS, LP

ASSETACQUISITION

LOC DRAW

DRAW DATE: ________________________

Date of Purchase
Type of Investment (i.e. MtgRevBond, PHC, MBS, Taxable Bond, Property, etc.)	Mortgage Revenue Bond
Taxable or Non-Taxable Investment

Investment Name
Location
# Units

Acquisition Price*
“A” Bonds Purchased
“B” Bonds Purchased
“C” Bonds Purchased
Other Bonds Purchased

Total $ Bonds Purchased

Total Value of Asset or Project

Investment/Total Value %

*attach closing statement or other documentation to certify total cost of the acquisition

The Company hereby certifies and warrants to you that the above information and the closing statement attached hereto, which by this reference is incorporated herein, is a true and correct representation of the fair market value and total acquisition cost of the Asset or Project as of the Draw Date and the Company is in compliance with all terms and conditions of the Credit Agreement.

The Company has caused this certificate to be executed and delivered by its duly authorized CFO on INSERT DATE YEAR.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

	By:	BURLINGTON CAPITAL LLC, a Delaware limited liability company, its general partner

By:
			Name:	Craig S. Allen
			Title:	Chief Financial Officer

EXHIBIT 2.1 (a) (ii)

PROMISSORY NOTE

$20,000,000	December 14, 2016

FOR VALUE RECEIVED, the undersigned AMERICA FIRST MULTIFAMILY

INVESTORS, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of BANKERS TRUST COMPANY ("Bank") at its office at 453 7th street, Des Moines, Iowa 50309, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars ($20,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

(a)Interest. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 30-Day London Interbank Offered Rate (LIBOR) as published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Bank on its loans. If the Index becomes unavailable during the term of this loan, Bank may designate a substitute index after notifying Borrower. Bank will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than once each month on the first day of each month. Borrower understands that Bank may make loans based on other rates as well. Interest on the unpaid principal balance on this Note will be calculated as described in the "Interest Calculation Method" paragraph using a rate equal to the Index in effect from time to time plus 2.50%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

(b)Interest Calculation Method. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

(c)Payment of Interest. Interest accrued on this Note shall be payable monthly on the first day of each month, commencing January 1, 2017.

(d)Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum equal to three percent (3%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

(a)Borrowing and Repayment. Subject to all terms of the Credit Agreement, the loan evidenced by this Note may be advanced in one or more advances up to the total principal amount set forth above, provided that the loan is not a revolving loan and any advances repaid shall not be available for reborrowing. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. Each advance hereunder shall be repaid in accordance with the terms of the Credit Agreement, and with all outstanding principal and any accrued and unpaid interest due and payable in full on March 3 1, 2017.

(b)Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) Craig S. Allen or Chad L. Daffer, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

(c)Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement. Any Event of Default under the Credit Agreement shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

(a)Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, reasonably expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

(b)Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(c)Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Iowa.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By: AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

By: BURLINGTON CAPITAL LLC, a Delaware limited liability company, its general partner

By:

	Name:	Craig S. Allen
	Title:	Chief Financial Officer

EXHIBIT 2.4

The bonds consist of the tax-exempt mortgage revenue bonds described as follows:

Name	Issuer	Amount	CUSIP
Senior Lien Series 2016H-1	Seasons Lakewood AR, L.P.	$7,350,000	38119V ADI
Subordinate Series 2016H-2	Seasons Lakewood AR, L.P.	$5,260,000	38119V AG4
Senior Series 2016F-l	Seasons San Juan Capistrano AR, LP	$12,375,000	38119V AC3
Subordinate Series 2016F-2	Seasons San Juan Capistrano AR, L.P.	$6,574,000	38119V AH2

EXHIBIT 4.1 (b)(iv)

CERTIFICATE OF THE GENERAL PARTNER OF

AMERICA FIRST MULTIFAMILY INVESTORS L.P.

This Certificate is executed and delivered by the undersigned to BANKERS TRUST COMPANY ("Lender") in connection with a loan in the principal amount of $20,000,000 (the "Loan") being made by Lender to America First Multifamily Investors, L.P., a Delaware limited partnership (the "Partnership").

The undersigned hereby certifies to Lender, as follows:

Attached hereto as Exhibit "A" is a true, correct and complete copy of the certificate of limited partnership of the Partnership and all amendments thereto, if any, filed with the appropriate officer of the State of Delaware, which has not been further amended or modified and is in full force and effect as of the date hereof.

Attached hereto as Exhibit "B" is a true, correct and complete copy of the partnership agreement of the Partnership, which has not been further amended or modified and is in full force and effect as of the date hereof.

The undersigned is the sole General Partner of the Partnership.

The Loan has been duly authorized by all necessary action of the Partnership, and the signature of no person or entity other than the undersigned, as General Partner, is required in order to bind the Partnership in connection with the Loan, and to execute and deliver any and all notes, mortgages, assignments, guaranties, indemnities, waivers or other instruments or agreements evidencing or securing or otherwise required in connection with the Loan.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of December 14, 2016.

AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

By:	BURLINGTON CAPITAL LLC, a Delaware limited liability company, its general partner

	By:	Name:
Title:

CERTIFICATE OF THE GENERAL PARTNER OF AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO

This Certificate is executed and delivered by the undersigned, as the sole General Partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the "Partnership"), to BANKERS TRUST COMPANY ("Lender") in connection with a loan in the principal amount of $20,000,000 (the "Loan") being made by Lender to America First Multifamily Investors, L.P., a Delaware limited partnership.

The undersigned hereby certifies to Lender, as follows:

1.Attached hereto as Exhibit "A" is a true, correct and complete copy of the certificate of limited partnership of the Partnership and all amendments thereto, if any, filed with the appropriate officer of the State of Delaware, which has not been further amended or modified and is in full force and effect as of the date hereof.

2.Attached hereto as Exhibit "B" is a true, correct and complete copy of the partnership agreement of the Partnership, which has not been further amended or modified and is in full force and effect as of the date hereof.

3.The undersigned is the sole General Partner of the Partnership.

4.The Loan has been duly authorized by all necessary action of the Partnership, and the signature of no person or entity other than the undersigned, as General Partner, is required in order to bind the Partnership in connection with the Loan, and to execute and deliver any and all notes, mortgages, assignments, guaranties, indemnities, waivers or other instruments or agreements evidencing or securing or otherwise required in connection with the Loan.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of December 14, 2016.

BURLINGTON CAPITAL LLC, a Delaware limited liability company

By:	Name:
Title:

OFFICER'S CERTIFICATE

BURLINGTON CAPITAL LLC

This Certificate is executed and delivered by the undersigned, as a duly authorized officer of Burlington Capital LLC, a Delaware limited liability company (the "Company"), to BANKERS TRUST COMPANY ("Lender") in connection with a loan in the principal amount of $20,000,000 (the "Loan") being made by Lender to America First Multifamily Investors, L.P., a Delaware limited partnership.

The undersigned hereby certifies to Lender, as follows:

l. Attached hereto as Exhibit "A" is a true, correct and complete copy of the certificate of formation of the Company and all amendments thereto, if any, filed with the appropriate officer of the State of Delaware, which has not been further amended or modified and is in full force and effect as of the date hereof.

2.Attached hereto as Exhibit "B" is a true, correct and complete copy of the operating agreement of the Company, which has not been further amended or modified and is in full force and effect as of the date hereof.

3.Each person named below is a duly elected, qualified and acting officer of the Company as of the date hereof, holding the office indicated next to his or her name below; and the signature set forth opposite the name and title of each such officer is his or her true and genuine signature or a true facsimile thereof.

Name	Office	Signature

4.The Loan has been duly authorized by all necessary action of the Company, and the signature of any one of the above named officers, acting alone, is sufficient in order to bind the Company in connection with the Loan, and to execute and deliver any and all notes, mortgages, assignments, guaranties, indemnities, waivers or other instruments or agreements evidencing or securing or otherwise required in connection with the Loan.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of December 14, 2016.

Printed Name
Title

EXHIBIT 5.3

(See Attached)

America First Multifamily Investors, L.P.
$ in 000’s
As of the Quarter Ending
___/___/___
Market Value Of Assets:

•Cash and Restricted Osh
Mortgage Rev Bond • In trust/fair value
Mortgage Rev Bond - fair value
Public Housing Capital Fund Trust-fair value
Mortgage Backed Securities - fair value
Net Fixed Assets
Taxable Bonds - fair value
#Property Loans Net of Loan Loss Reserves
AVantage Assets

Total Market Value of Assets (A)

Senior Debts:

Tender Bond option (TOE) Financing
TEBS financings
Net Debt financing
Mortgages Payable
Derivative swap at fair value (balance sheet)
Total Outstanding Line(s) of Credit
Total Senior Deb# (B)

Senior Debt (8) to Market Value Of Assets (A)

Ratio of B divided by A is 7S% or Below	%
Off Balance Sheet

Forward Bond Purchase Commitments (fair value)
Contingent Liabilities

• Total value of cash and restricted cash as reported in Company’s 10—Q and 10-k form filings, provided that the total value Of cash and restricted cash shall not in the aggregate exceed the principal balance outstanding as of the date of calculation of a line of credit (separate from the Line of Credit) in the maximum principal amount Of $7,500,000 provided to Company by Bankers Trust Company pursuant to a commitment letter dated March 14, 2014, as amended as of March 14, 2016 and as further amended as of November 10, 2016, and evidenced by a Promissory Note in the amount of $7,500,000 dated November 10, 2016.

# The total value of the “Property Loans Net of Loan Loss Reserve” included shall not in the aggregate exceed the lesser of: i) $25,000,000 or ii) S% of the total Market Value of Assets less “Property Loans Net of Loan Loss Reserve".

^The total value of 'Vantage Assets" included shall be 65% of the fair market value of any Vantage Assets as reported in Company’s 10-Q and 10-K form filings, provided that the total value of any “Vantage Assets" included shall not in the aggregate exceed the lesser of: i) $80,000,000; or ii) 10% of the total Market Value of Assets less 65% of the total value of all Vantage Assets, and further provided that no portion of the value of a particular Vantage Asset shall be included if any loan associated with the development of such vantage Asset is in default.

Supporting information for the valuation of, and project details regarding, each Vantage Asset, and details regarding any asset that has been re-classified from one asset class to another are attached to this Compliance Certificate.

The Company has caused this certificate to be executed and delivered by its duly authorized Chief Financial Officer on

___/___/___.

AMERICA FIRST MULITFAMILY INVESTORS, L.P.
By: AMERCA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner
By: THE BURLINGTON CAPITAL GROUP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:	Chief Financial Officer